PART III

                           EXHIBIT 6.4

                     STOCK OPTION AGREEMENT



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                     FULL TILT SPORTS, INC.
                     STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of____________, 1997 (the "Date of Grant"), by and between Full Tilt Sports, Inc., a Colorado corporation (the
"Company"), and _____________ ("Optionee").

                          WITNESSETH:

     WHEREAS, effective, __________________, the Board of Directors determined that the Optionee should receive an option to purchase shares of the Company's Common Stock under the Company's Non-Qualified Stock Option and Stock Grant Plan in order to provide the Optionee with an opportunity for investment in the Company and additional incentive to pursue the success of the Company, said option to be for the number of shares, at the price per share and on the terms set forth in this Agreement; and

     WHEREAS, Optionee desires to receive an option on the terms and conditions set forth in this Agreement and agrees to perform the services requested by the Company.

     NOW, THEREFORE, the parties agree as follows:

     1. Stock Option Plan. This agreement is granted pursuant to, and is subject to the terms and conditions of the Full Tilt Sports Non-Qualified Stock Option and Stock Grant Plan dated July 1, 1997 (the "Plan"). All conditions of the Plan , except as may be modified herein, shall goven the rights of Optionee under this Agreement.

     2. Grant of Option. The Company hereby grants to Optionee, as a matter of separate agreement and not in lieu of salary or any other compensation for service, the right and option (the "Option") to purchase all or any part of an aggregate of shares of reserved authorized and unissued $.001 par value Common Stock of the Company subject to adjustment as hereinafter set forth (the "Option Shares"), pursuant to the terms and conditions set forth in this Agreement.

     3.   Option  Price.   At  any time when  shares  are  to  be
purchased pursuant to the Option, the purchase price for each Option Share shall be $ ___________ subject to adjustment as hereinafter set forth (the "Option Price").

     4   Option Period.  The Option period shall commence  as  of
the Date of Grant and shall terminate __________________________.

     5.  Exercise of Option.

     (a)  The Option may be exercised by delivering to the
Company:

          (i) a Notice and Agreement of Exercise of Option, substantially in the form attached hereto as Exhibit A,

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          specifying the number of Option Shares with respect  to
          which the Option is exercised; and

          (ii)  full payment of the Option Price for such shares.

     (b) Notwithstanding the foregoing, an Option may not be exercised in part unless the purchase price of the Option Shares purchased is at least $1,000.00.

     (c) Promptly upon receipt of the Notice of Agreement and Exercise and the finial payment of the Option Price by the Optionee (including payment or provision for payment of any applicable withholding or similar taxes), the Company shall deliver to the Optionee a properly executed certificate or certificates representing the Option Shares being purchased.

     (d) The Optionee shall report all sales of Option shares to the Company in writing on a form prescribed by the Company.

     6.   Transferability  of Option.  The Option  shall  not  be
transferable  except  by  will  or  the  laws  of   descent   and
distribution, and any attempt to do so shall void the Option.

     7. Adjustment By Stock Split, Stock Dividend, Etc. If at any time the Company increases or decreases the number of its outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in its Common Stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving its Common Stock, the numbers, rights, and privileges of the shares of Common Stock included in the Option shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

     8. Common Stock To Be Received Upon Exercise. Optionee understands that the Option Shares represent restricted securities with in the meaning of the 1933 Act, have not been registered and that the Company is under no obligation to register the Option Shares under the 1933 Act, and that in the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the Act. The Company is under no obligation to comply, or to assist the Optionee in complying with any exemption from such registration requirement, including supplying the Optionee with any information necessary to permit routines sales of the Stock under Rule 144 of the Securities and Exchange Commission. Optionee also understands that with respect to Rule 144, routine sales of securities made in reliance upon such Rule can only be made in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule is inapplicable, compliance with either Regulation A or another disclosure exemption under the Act will be required. Thus, the Option Shares will have to be held indefinitely in the absence of registration under the Act or an exemption from registration.

          Furthermore the Optionee fully understands that the Option Shares have not been registered under the Act and that

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they  will  be  issued  in reliance upon an  exemption  which  is available only if Optionee acquires such shares for investment and not with a view to distribution. Optionee is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Act and the special meaning given to such term in various release of the Securities and Exchange Commission.

     The forgoing restrictions or notices thereof may be placed on the certificates representing the Option Shares purchased pursuant to the Option and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.

     9. Privilege of Ownership. Optionee shall not have any of the rights of a shareholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon exercise of the Option.

     10. Notices. Any notices required or permitted to be given under this Agreement shall be in writing and they shall be deemed to be given upon receipt by sender or sender's return receipt for acknowledgment of delivery of said notice by postage prepaid registered mail. Such notice shall be addressed to the party to be notified as shown below:

Company:  Full Tilt Sports, Inc.
          5525 Erindale Drive, Suite 201
          Colorado Springs, Colorado 80918

Optionee: ________________________________
          ________________________________
          ________________________________

     Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

     11. Miscellaneous. This Agreement and the Plan constitutes the entire understanding of the parties with respect to the subject matter herein. This Agreement shall be governed by the laws of the State of Colorado. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. No modification, waiver or termination of any of the terms herein shall be valid unless in writing and executed with the same formality as this Agreement. No waiver by either party of any breach or default hereof by the other shall be deemed to be a waiver of any preceding or succeeding breach or default hereof, and no waiver shall be operative unless the same shall be in writing. The headings contained in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof. Should any provision of this agreement be declared invalid by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect regardless of such declaration. In the event of any dispute or litigation between the parties, the prevailing party shall be entitled to reasonable

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attorneys fees and costs.  Time is of the essence.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below, to be effective as of the date and year first above written.

COMPANY:                                OPTIONEE:

FULL TILT SPORTS, INC.
By:

______________________                  _______________________

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                           EXHIBIT A

                   TO FULL TILT SPORTS, INC.

                     STOCK OPTION AGREEMENT

                     FULL TILT SPORTS, INC.
           NOTICE AND AGREEMENT OF EXERCISE OF OPTION

     I hereby exercise my Full Tilt Sports, Inc. Stock Option dated _____________ as to _________________ shares of Full Tilt
Sports, Inc. $.001 par value Common Stock (the "Option Shares").

     Enclosed are the documents and payment specified in Section 5 of my Option Agreement. I understand that no Option Shares will be issued unless and until, in the opinion of Full Tilt Sports, Inc. (the "Company"), any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. I hereby acknowledge, represent, warrant and agree, to and with the Company as follows:

     (a) The Option Shares I am purchasing are being acquired for my own account for investment purposes only and with no view to their resale or other distribution of any kind, and no other person (except, if I am married, my spouse) will own any interest therein;

     (b) I will not sell or dispose of my Option Shares in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws;

     (c) If and so long as I am subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), I recognize that any sale by me or my immediate family of the Company's $.001 par value Common Stock within six months before the date of grant of my Stock Option may create liability for me under Section 16(b) of the Exchange Act ("Section 16 (b)");

     (d)   I  have  consulted  with  my  counsel  regarding   the
application of Section 16 (b) to this exercise of my Option;

     (e) I will consult with my counsel regarding the application of  Section 16(b) before I make any sale of the Company' s  $.001 par value Common Stock, including the Option Shares;

     (f) I will report all sales of Option Shares to the Company in writing on a form prescribed by the Company;

     (g) I will assist the Company in the filing of a Form 4 with the Securities and Exchange Commission and will timely file all

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reports  that  I  may  be  required to  file  under  the  federal securities laws; and

     (h) I agree that the Company may, without liability for its good faith actions, place legend restrictions upon my Option Shares and issue "stop transfer" instructions requiring compliance with applicable securities laws and the terms of my Option.

     The number of Option Shares specified above are to be issued in the following registration.


______________________


address:

______________________

______________________

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